UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2006

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 Flex Way, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 616-9468

One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The information contained in this report, together with the exhibit attached hereto, under item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On February 21, 2006, Xerium Technologies, Inc. issued a press release reporting financial results for the year ended December 31, 2005 and announcing that Xerium Technologies, Inc. would conduct a conference call on February 22, 2006 to discuss its financial results for such period. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01. Other Events.

On February 21, 2006, Xerium Technologies, Inc. issued a press release reporting that its Board of Directors had declared a cash dividend of $0.225 per share of common stock payable on March 15, 2006 to shareholders of record as of the close of business on March 3, 2006. A copy of this press release is included as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Xerium Technologies, Inc. dated February 21, 2006 relating to financial results for the year ended December 31, 2005.

99.2	Press Release of Xerium Technologies, Inc. dated February 21, 2006 relating to declaration of dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: February 21, 2006

By: /s/ Michael P. O’Donnell

        Name: Michael P. O’Donnell

        Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Xerium Technologies, Inc. dated February 21, 2006 relating to financial results for the year ended December 31, 2005.

99.2	Press Release of Xerium Technologies, Inc. dated February 21, 2006 relating to declaration of dividend.